Exhibit 10.o
                       FINGERHUT CORPORATION
                    DEFERRED COMPENSATION PLAN
                     Effective January 1, 1998

                              Purpose

     The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Fingerhut Corporation, a Minnesota corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
                             ARTICLE 1
                            Definitions

     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of
     (i)  the  Deferral Account balance, (ii) the  vested  Company
     Contribution Account balance and (iii) the vested Company Restoration Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's annual bonus and cash incentive plans, excluding stock options and severance pay or other payments made on account of an Employee's Termination of Employment.
1.3 "Annual Company Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.
1.4 "Annual Company Restoration Amount" for any one Plan Year shall be the amount determined in accordance with Section 3.6.
1.5  "Annual  Deferral  Amount"  shall  mean  that  portion  of  a
     Participant's Base Annual Salary and Annual Bonus that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.
1.6 "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.
1.7 "Base Annual Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income), and severance pay or other payments an account of the Employee's Termination of Employment. Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.
1.8 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under this Plan upon the death of a Participant.
1.9 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.
1.10 "Board" shall mean the board of directors of the Company.
1.11 "Change in Control" shall mean the first to occur of any of the following events:
     (a) Any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Parent's capital stock entitled to vote in the election of directors;
     (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who at the beginning of such period constitute the board of directors of the Parent, and any new director (other than a director designated by a person who has entered into an agreement with the Parent to effect a transaction described in clause (a),
          (c), (d) or (e) of this Section 1.11) whose election by the board of directors or nomination for election by the Parent's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
     (c) The shareholders of the Parent approve any consolidation or merger of the Parent, other than a consolidation or merger of the Parent in which the holders of the common stock of the Parent immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger;
     (d) The shareholders of the Parent approve any plan or proposal for the liquidation or dissolution of the Parent; or
     (e) The shareholders of the Parent approve the sale or transfer of all or substantially all of the assets of the Parent to parties that are not within a "controlled group of corporations" (as defined in Code Section 1563) in which the Parent is a member.
1.12 "Claimant" shall have the meaning set forth in Section 12.1.
1.13 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
1.14 "Committee" shall mean the committee described in Article 10.
1.15 "Company" shall mean Fingerhut Corporation, a Minnesota corporation, and any successor to all or substantially all of the Company's assets or business.
1.16 "Company Contribution Account" shall mean (i) the sum of the Participant's Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Contribution Account, less (iii) all
     distributions  made  to  the  Participant  or  his   or   her
     Beneficiary pursuant to this Plan that relate to the Participant's Company Contribution Account.
1.17 "Company Restoration Account" shall mean (i) the sum of all of a Participant's Annual Company Restoration Amounts, plus
     (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the
     Participant's  Company Restoration Account,  less  (iii)  all
     distributions  made  to  the  Participant  or  his   or   her
     Beneficiary pursuant to this Plan that relate to the Participant's Company Restoration Account.
1.18 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code
     Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with
     Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.
1.19 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.
1.20 "Disability" shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.
1.21 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.
1.22 "Employee"  shall  mean a person who is an  employee  of  any
     Employer.
1.23 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.
1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.25 "Parent" shall mean Fingerhut Companies, Inc., a Minnesota corporation, and any successor to all or substantially all of the Parent's assets or business.
1.26 "Participant" shall mean any Employee (i) who is selected by the Committee to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation, divorce, or otherwise.
1.27 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.
1.28 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.
1.29 "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
1.30 "Qualified Plans" shall mean the Fingerhut Corporation Profit Sharing and 401(k) Savings Plan, dated March 28, 1969, amended and restated July 1, 1997 (the "401(k) Plan"), the Fingerhut Corporation Fixed Contribution Retirement Plan, effective July 1, 1997 (the "Fixed Contribution Plan"), the Fingerhut Corporation Pension Plan, dated June 30, 1966, amended and restated March 26, 1990 (the "Pension Plan"), the Figi's Inc. Profit Sharing and 401(k) Savings Plan, effective July 5, 1981, amended and restated October 1, 1997 (the "Figi's 401(k) Plan") and the Figi's Inc. Employees Pension Plan, effective July 5, 1981 (the "Figi's Pension Plan"), as they may be further amended from time to time.
1.31 "Short-Term  Payout"  shall mean  the  payout  set  forth  in
     Section 4.1.
1.32 "Termination  Benefit" shall mean the benefit  set  forth  in
     Article 5.
1.33 "Termination of Employment" shall mean the severance from employment with all Employers, voluntarily or involuntarily, for any reason (including death, Disability or retirement) other than an authorized leave of absence.
1.34 "Trust" shall mean one or more trusts established pursuant to that certain Fingerhut Corporation Deferred Compensation Plan Trust, dated as of January 1, 1998 between the Company and the trustee named therein, as amended from time to time.

                             ARTICLE 2
                Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees who are eligible to participate in the Plan.
2.2 Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or desirable.
2.3  Eligibility; Commencement of Participation.  Provided an
     Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan as soon as practical, generally two weeks after the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.
2.4  Termination of Participation and/or Deferrals.  If the
     Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account Balance in the same manner as a Termination Benefit and terminate the Participant's participation in the Plan.

                             ARTICLE 3
               Deferral Commitments/Crediting/Taxes

3.1  Minimum Deferrals.
     (a) Base Annual Salary and Annual Bonus. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary and/or Annual Bonus in the following combined minimum amount:

                    Deferral       Minimum Amount
               Base Annual Salary  $       0
               Annual Bonus        $       0
               Combined Total         $2,500

          If an election is made for less than the stated combined minimum amount, or if no election is made, the amount deferred shall be zero.
     (b) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.
3.2  Maximum Deferral.
     (a)  Base  Annual Salary and/or Annual Bonus.  For each  Plan
          Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary and/or Annual
          Bonus up to the following maximum percentages for each deferral elected:

                    Deferral            Maximum
                                       Percentage
               Base Annual Salary           25%
               Annual Bonus                100%

     (b) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount, with respect to Base Annual Salary and Annual Bonus shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.
3.3  Election to Defer; Effect of Election Form
     (a)  First  Plan  Year.  In connection with  a  Participant's
          commencement   of  participation  in   the   Plan,   the
          Participant shall make an irrevocable deferral  election
          for  the  Plan  Year in which the Participant  commences
          participation  in  the  Plan,  along  with  such   other
          elections  as the Committee deems necessary or desirable
          under  the  Plan.  For these elections to be valid,  the
          Election  Form  must  be completed  and  signed  by  the
          Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.
     (b)  Subsequent  Plan Years.  For each succeeding Plan  Year, an irrevocable deferral election for that Plan Year, and
          such other elections as the Committee deems necessary or
          desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules  and  procedures, before the end of the Plan  Year
          preceding the Plan Year for which the election is  made,
          a new Election Form.  If no such Election Form is timely
          delivered  for  a Plan Year, the Annual Deferral  Amount
          shall be zero for that Plan Year.
3.4  Withholding of Annual Deferral Amounts.  For each Plan  Year, the  Base Annual Salary portion of the Annual Deferral Amount shall  be withheld from each regularly scheduled Base  Annual
     Salary  payroll in equal amounts, as adjusted  from  time  to
     time for increases and decreases in Base Annual Salary.   The
     Annual  Bonus portion of the Annual Deferral Amount shall  be withheld  at the time the Annual Bonus is or otherwise  would be paid to the Participant, whether or not this occurs during the Plan Year itself.
3.5  Annual  Company Contribution Amount.  For each Plan Year,  an
     Employer,  in  its sole discretion, may, but is not  required to, credit any amount it desires to any Participant's Company Contribution Account under this Plan, which amount shall be for  that Participant the Annual Company Contribution  Amount for  that Plan Year.  The amount so credited to a Participant may  be  smaller  or larger than the amount credited  to  any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for  that Plan Year.  The Annual Company Contribution Amount, if  any,  shall be credited as of the last day  of  the  Plan
     Year.  If a Participant is not employed by an Employer as  of the  last day of a Plan Year, the Annual Company Contribution
     Amount for that Plan Year shall be zero.
3.6  Annual  Company  Restoration Amount.  A Participant's  Annual
     Company  Restoration Amount for any Plan Year shall be  equal to the actuarial equivalent present value of the benefits, as determined by the Committee in its reasonable discretion, that  the Participant would have accrued during the Plan Year
     under   the   Qualified  Plans,  but  for  the  Participant's
     participation in this Plan.
3.7  Investment  of Trust Assets.  The Trustee of the Trust  shall be  authorized, upon written instructions received  from  the
     Committee  or investment manager appointed by the  Committee, to  invest and reinvest the assets of the Trust in accordance
     with   the   applicable   Trust  Agreement,   including   the
     disposition of stock and reinvestment of the proceeds in  one or more investment vehicles designated by the Committee.
3.8  Vesting.
     (a) A Participant shall at all times be 100% vested in his or her Deferral Account.
     (b) A Participant shall be vested in his or her Company Contribution Account in accordance with the schedule, if any, contained in his or her Plan Agreement.
     (c) A Participant shall be vested in his or her Company Restoration Account as follows: (i) the Participant shall at all times be 100% vested in the portion of his or her Company Restoration Account related to the 401(k) Plan, the Fixed Contribution Plan and the Figi's 401(k) Plan; (ii) the Participant shall be vested in the portion of his or her Company Restoration Account related to the Pension Plan in accordance with the Pension Plan's vesting schedule, as determined by the Committee in its reasonable discretion; and (iii) the Participant shall be vested in the portion of his or her Company Restoration Account related to the Figi's Pension Plan in accordance with the Figi's Pension Plan's vesting schedule, as determined by the Committee in its reasonable discretion .
     (d)  Notwithstanding anything to the contrary contained in this
          Section 3.8, in the event of a Change in Control, or a Participant's death or Disability, the Participant's Company Contribution Account and Company Restoration Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).
     (e) Notwithstanding subsection (d), the vesting schedule for a Participant's Company Contribution Account and Company Restoration Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant's Company Contribution Account and/or Company Restoration Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee's calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the "Accounting Firm"). The opinion shall state the Accounting Firm's opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.
3.9  Crediting/Debiting of Account Balances.  In accordance  with, and subject to, the rules and procedures that are established from  time  to time by the Committee, in its sole discretion, amounts  shall  be  credited or debited  to  a  Participant's
     Account Balance in accordance with the following rules:
     (a)  Election  of  Measurement  Funds.   A  Participant,   in
          connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the  Election Form, one or more Measurement Fund(s)  (as
          described  in  Section  3.9(c)  below)  to  be  used  to
          determine the additional amounts to be credited  to  his
          or her Account Balance for the first day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed
          in  accordance with the next sentence.  Commencing  with
          the   first   day   that   follows   the   Participant's
          commencement of participation in the Plan and continuing
          thereafter  for  each  subsequent  day  in   which   the
          Participant  participates in the Plan,  the  Participant
          may  (but is not required to) elect, in accordance  with
          the rules adopted by the Committee, to add or delete one
          or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account
          Balance, or to change the portion of his or her  Account
          Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with  the previous sentence, it shall apply to the  next
          business day and continue thereafter for each subsequent
          day  in which the Participant participates in the  Plan,
          unless changed in accordance with the previous sentence.
     (b)  Proportionate  Allocation.   In  making   any   election
          described in Section 3.9(a) above, the Participant shall
          specify, in accordance with the rules adopted by the Committee, in increments of five percentage points (5%), the  percentage  of  his or her Account  Balance  to  be
          allocated  to a Measurement Fund (as if the  Participant
          was  making an investment in that Measurement Fund  with
          that portion of his or her Account Balance).
     (c)  Measurement  Funds.  The Participant may  elect  one  or more  of  the  following  measurement  funds,  based  on
          certain mutual funds (the "Measurement Funds"), for  the
          purpose  of crediting additional amounts to his  or  her
          Account Balance:
          (1)  Putnam Money Market Fund;
          (2)  Dodge & Cox Balanced Fund;
(3)  The Putnam Fund for Growth and Income;
(4)  Putnam Vista Fund;
(5)  UAM ICM Small Company Portfolio; and
(6)  Ivy International Fund.
          As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such  action will take effect no sooner than thirty (30)
          days   after  the  day  on  which  the  Committee  gives
          Participants advance written notice of such change.
     (d)  Crediting or Debiting Method.  The performance  of  each elected  Measurement Fund (either positive or  negative)
          will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement
          Funds themselves.  A Participant's Account Balance shall
          be  credited  or debited on a daily basis based  on  the
          performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole
          discretion,  as  though  (i)  a  Participant's   Account
          Balance   were  invested  in  the  Measurement   Fund(s)
          selected   by   the  Participant,  in  the   percentages
          applicable  to  such day, at the closing price  on  such
          date;  (ii)  the  portion of the Annual Deferral  Amount
          that  was actually deferred during any day were invested
          in  the Measurement Fund(s) selected by the Participant,
          in the percentages applicable to such day, no later than
          the  close  of  business on the fifteenth  business  day
          after  the  day  on  which  such  amounts  are  actually
          deferred  from  the  Participant's  Base  Annual  Salary
          through reductions in his or her payroll, at the closing
          price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Account
          Balance   ceased  being  invested  in  the   Measurement
          Fund(s), in the percentages applicable to such  day,  no
          earlier  than  fifteen  business  days  prior   to   the
          distribution,  at the closing price on such  date.   The
          Participant's  Annual  Company Contribution  Amount  and
          Annual  Company Restoration Amount shall be credited  to
          his  or  her  Annual  Company Contribution  Account  and
          Company  Restoration Account, respectively, for purposes
          of  this  Section  3.9(d) no later  than  the  close  of
          business  on the last business day in March of the  Plan
          Year following the Plan Year to which they relate.
     (e)  No   Actual   Investment.   Notwithstanding  any   other
          provision  of this Plan that may be interpreted  to  the
          contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of  any such Measurement Fund, the allocation to his  or
          her   Account   Balance  thereto,  the  calculation   of
          additional amounts and the crediting or debiting of such
          amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the
          Trustee (as that term is defined in the Trust),  in  its
          own discretion, decides to invest funds in any or all of
          the  Measurement Funds, no Participant  shall  have  any
          rights  in  or to such investments themselves.   Without
          limiting the foregoing, a Participant's Account  Balance
          shall at all times be a bookkeeping entry only and shall
          not  represent any investment made on his or her  behalf
          by  the  Company or the Trust; the Participant shall  at
          all times remain an unsecured creditor of the Company.
3.10 FICA and Other Taxes.
     (a)  Annual Deferral Amounts.  For each Plan Year in which an
          Annual   Deferral  Amount  is  being  withheld  from   a
          Participant,   the   Participant's   Employer(s)   shall
          withhold  from  that  portion of the Participant's  Base
          Annual Salary and Bonus that is not being deferred, in a
          manner  determined by the Employer(s), the Participant's
          share  of FICA and other employment taxes on such Annual
          Deferral Amount.  If necessary, the Committee may reduce
          the  Annual Deferral Amount in order to comply with this
          Section 3.10.
     (b)  Company  Contribution  Account and  Company  Restoration
          Account.   For  each  Plan Year in which  a  Participant
          becomes vested in a portion of his or her Company Contribution Account or Company Restoration Account, the
          Participant's  Employer(s)  shall  withhold   from   the
          Participant's  Base Annual Salary and/or Bonus  that  is
          not deferred, in a manner determined by the Employer(s),
          the  Participant's  share of FICA and  other  employment
          taxes.   If  necessary,  the Committee  may  reduce  the
          vested portion of the Participant's Company Contribution
          Account and Company Restoration Account in order to comply with this Section 3.10.
3.11 Distributions. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

                             ARTICLE 4
              Short-Term Payout; Withdrawal Election

4.1  Short-Term Payout.  In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to any portion of such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount, or elected portion thereof, plus amounts credited or debited in the manner provided in Section 3.8 above on that portion or amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 30 day period commencing on January 1, 2005 or any subsequent fifth anniversary of such January 1 (i.e, January 1, 2010, 2015, 2020, etc.); provided, however, the January 1 must be more than five (5) years and must be ten (10) years or less from the January 1 of the Plan Year in which the Annual Deferral Amount is initially deferred. By way of examples, if a five Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 1998, the date for distribution of the Short-Term Payout must be January 1, 2005. If a Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2000, the date for distribution of the Short-Term Payout must be January 1, 2010.
4.2  Other  Benefits Take Precedence Over Short-Term.   Should  an
     event occur that triggers payment of a Termination Benefit under
     Article 5, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with Article 5.
4.3  Withdrawal Election.  A Participant (or, after a
     Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Termination of Employment, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan during the remainder of that Plan Year and the next three (3) Plan Years. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                             ARTICLE 5
                        Termination Benefit

5.1  Termination Benefit.  Subject to the Deduction Limitation and
     the provisions of Section 5.2, a Participant who experiences a Termination of Employment shall receive, as a Termination Benefit, his or her Account Balance.
5.2  Payment of Termination Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to an Annual Installment Method over 2, 3, 4, 5, 6, 7, 8, 9 or 10 years. The Participant may change his or her election to another allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 18 months prior to the Participant's Termination of Employment and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee and submitted at least 18 months prior to Termination of Employment shall govern the payout of the Termination Benefit. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 30 days after the last day of the Plan Year in which the
     Participant  experiences the Termination of Employment.   Any
     payment made shall be subject to the Deduction Limitation.
5.3 Termination of Employment due to Death. If a Participant experiences a Termination of Employment due to death, the Participant's Termination Benefit payments shall be paid to the Participant's Beneficiary (a) over the same number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's Account Balance.
5.4 Death after Termination of Employment. If a Participant dies after Termination of Employment but before the Termination Benefit is paid in full, the Participant's unpaid Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's Account Balance.

                             ARTICLE 6
                   Disability Waiver and Benefit

6.1  Disability Waiver.
     (a) Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary and/or Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.
     (b) Return to Work. If a Participant returns to employment with an Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.
6.2 Continued Eligibility; Benefit . A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4 or 5 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only deem the Participant to have experienced a Termination of Employment at any time after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Termination Benefit equal to his or her Account Balance at the time of the Committee's determination. The Termination Benefit shall be paid in accordance with the payment method selected by the Participant under Section 5.2 above. Any payment made shall be subject to the Deduction Limitation.

                             ARTICLE 7
                      Beneficiary Designation

7.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
7.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the
     Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.
7.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.
7.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and
     7.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.
7.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.
7.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                             ARTICLE 8
                         Leave of Absence

8.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with
     Section 3.3.
8.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                             ARTICLE 9
              Termination, Amendment or Modification

9.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 10 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. For a Plan Termination arising after a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any
     Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right in its sole discretion to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years.
9.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 9.2 or Section 10.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right in its sole discretion to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).
9.3  Plan  Agreement.  Despite the provisions of Sections 9.1  and
     9.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.
9.4 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, or 6 of the Plan shall completely discharge all obligations of the Employer(s) to a Participant and his or her designated Beneficiaries under
     this   Plan  and  the  Participant's  Plan  Agreement   shall
     terminate.

                            ARTICLE 10
                          Administration

10.1 Committee  Duties.   Except  as otherwise  provided  in  this
     Article 10, the Administrator shall delegate administration of this Plan to a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. Except as limited by the Administrator, the Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.
10.2 Administration Upon Change In Control. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be an independent third party selected by the trustee of the Trust and approved by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Trust assets or select any investment manager or custodial firm for the Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Termination of Employment of the Participants, and such other pertinent information as the
     Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the trustee of the Trust only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.
10.3 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.
10.4 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
10.5 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.
10.6 Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Disability or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

                            ARTICLE 11
                   Other Benefits and Agreements

11.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                            ARTICLE 12
                         Claims Procedures

12.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
12.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time after filing the claim, and, not later than 90 days after filing shall notify the Claimant in writing:
     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
          (i) the specific reason(s) for the denial of the claim, or any part of it;
          (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
          (iv) an explanation of the claim review procedure set forth in Section 12.3 below.
12.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.
     Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):
     (a)  may review pertinent documents;
     (b)  may submit written comments or other documents; and/or
     (c) may request a hearing, which the Committee, in its sole discretion, may grant.
12.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
     (a)  specific reasons for the decision;
     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
     (c)  such other matters as the Committee deems relevant.
12.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                            ARTICLE 13
                               Trust

13.1 Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts and Annual Company Restoration Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.
13.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.
13.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                            ARTICLE 14
                           Miscellaneous

14.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.
14.2 Unsecured General Creditor. Participants and their Bene ficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
14.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.
14.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.
14.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.
14.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.
14.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
14.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
14.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.
14.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                 Fingerhut Corporation
                 Benefits Department - Tom Segal
                 4400 Baker Road
                 Minnetonka, Minnesota 55422

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
14.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.
14.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.
14.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
14.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
14.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.
14.16     Distribution in the Event of Taxation.
     (a) In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.
     (b)  Trust.   If  the  Trust terminates  in  accordance  with
          Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.
14.17 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.
14.18 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any
     Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.
     IN WITNESS WHEREOF, the Company has signed this Plan document as of __________, 199_.
                              "Company"
                              Fingerhut Corporation,
                                 a Minnesota corporation
                              By:  ______________________________
                              Title:
                              ______________________________